UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2021 (July 29, 2021)

Ibere Pharmaceuticals

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40119	98-1564986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 Market Street, Suite 2030

Philadelphia, PA 19103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (267) 765-3222

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	IBERU	New York Stock Exchange
Class A ordinary share, $0.0001 par value	IBER	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share for $11.50 per share	IBERW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On July 29, 2021, the Audit Committee of the Board of Directors of Ibere Pharmaceuticals. (or the “Company”) approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.

The report of Marcum on the Company’s financial statements as of December 31, 2020 and for the period from October 22, 2020 (inception) through December 31, 2020 and the Company’s balance sheet as of December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph relating to the Company’s ability to continue as a going concern. The report of Marcum on the Company’s balance sheet as of March 2, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from October 22, 2020 (inception) through March 31, 2021 and subsequent interim period through the date of termination, July 29, 2021, there were no “disagreements” with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference thereto in its report on the financial statement for such periods. During the period from October 22, 2020 (inception) through March 31, 2021 and subsequent interim period through July 29, 2021, there have been no “reportable events” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Registration S-K).

The Company provided Marcum with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested Marcum furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Marcum agrees with the statements related to them made by the Company in this report. A copy of Marcum’s letter dated August 4, 2021 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On July 29, 2021, the Audit Committee approved the appointment of BDO USA, LLP (“BDO”) as the Company’s new independent public accounting firm, effective immediately. Prior to engaging BDO, neither the Company, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of the Company, and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
16.1*	Letter dated August 4, 2021 from Marcum LLP

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBERE PHARMACEUTICALS

	By:	/s/ Osagie Imasogie
		Name:	Osagie Imasogie
		Title:	Chief Executive Officer

Dated: August 4, 2021